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                             CONSENT TO USE OF NAME



     The undersigned, G2 Research Inc., hereby consents to the references made to it contained in the registration statement on Form S-1 of Printrak International Inc. and the Prospectus included therein.

                              G2 Research Inc.

                                    /s/ Michele Walsh-Grisham
                                   --------------------------
                              Its:  Vice President
                                   -------------------------


Mountain View, California
May 31, 1996